FOR IMMEDIATE RELEASE

         GAMING & ENTERTAINMENT GROUP, INC. AND CANTOR G&W (NEVADA), L.P.
            SIGN DEFINITIVE AGREEMENTS FOR STRATEGIC PARTNERSHIP AND
                 UP TO $8.8 MILLION OF DEBT AND EQUITY FINANCING

      GMEI exclusively licenses its online gaming software to Cantor G&W (Nevada), L.P.

      LAS VEGAS, NEVADA - December 8, 2004 - Gaming & Entertainment Group, Inc. (OTCBB:GMEI), a leading provider of online gaming software and advanced server-based gaming systems and downloadable games, today announced that it has entered into definitive agreements with Cantor G&W (Nevada), L.P. (Cantor) that provides long-term financing and creates a strategic worldwide partnership.

      The transaction with Cantor provides GMEI with sufficient capital to pursue its planned land-based and Internet initiatives and will allow management to focus solely on developing the business. GMEI has been engaged to develop software for Cantor's online casino, which will be hosted in Alderney in the British Isles. GMEI has received approval from the Alderney Gambling Control Commission.

      Cantor required a software partner that had not participated in accepting online wagers from players in the United States. GMEI is one of the few companies in the world that satisfies this stringent requirement. The Cantor casino will go live in 2005, and upon its successful deployment, it is anticipated that GMEI will develop additional online gaming sites for white-label clients of the GMEI/Cantor business. In each instance, GMEI will receive development fees and recurring royalties.

      GMEI is aggressively pursuing the placement of fixed-odds betting terminals (FOBTs) and gaming machines in the United Kingdom and in several other markets around the world through direct sales and existing distribution networks. Management of GMEI intends to explore several new gaming markets in order to commercialize its server-based gaming system and to achieve continuous development, enhancement and distribution of all of its proprietary gaming software products which are anticipated to create significant revenue in the future.

      Tibor N. Vertes, Chief Executive Officer and Chairman of GMEI, stated, "We are very pleased to have secured Cantor as our long-term business partner. The investment by Cantor secures the various business initiatives we have embarked upon over many years of gaming software development, and greatly enhances our ability to commercialize our proprietary products throughout the world."

      Lee Amaitis, President of Cantor stated, "Our investment in GMEI is the latest in a series of steps Cantor and its affiliates have taken to expand our gaming presence in the United States and internationally. Mr. Amaitis added, "We look forward to working with GMEI, and using its proprietary software to participate in the tremendous growth of the gaming industry around the world."

      An affiliate of Cantor, GEG Holdings, LLC, previously provided GMEI with $750,000 of debt financing. Cantor has agreed to provide an additional $1,250,000 in senior secured debt financing in exchange for the right to acquire majority control of GMEI through the exercise of various securities that Cantor was issued by GMEI and certain of its stockholders. To this end, Cantor was issued a series of stock purchase warrants which, upon full exercise by Cantor, would result in the Company receiving up to $6.8 million of additional capital. In addition, the executive officers and directors of GMEI, and certain other third parties, have granted Cantor an option to purchase up to 7,500,000 shares of common stock (Option Shares) held by such parties. Through the exercise of the various stock purchase warrants and Option Shares, Cantor may obtain majority control of GMEI.

      For a more detailed description of the various agreements between GMEI and Cantor, refer to GMEI's Current Report on Form 8-K filed with the Securities and Exchange Commission.

ABOUT GAMING & ENTERTAINMENT GROUP, INC.
Gaming & Entertainment Group, Inc. (GMEI) is a provider of advanced server-based gaming systems and downloadable games, as well as online gaming software for use in regulated jurisdictions. GMEI's server-based gaming system will be utilized for casinos, lotteries, bingo halls, arcades and licensed betting offices in multiple jurisdictions. GMEI has provided an exclusive license to its online gaming software to Cantor G&W (Nevada), L.P. (Cantor) for development and deployment of Cantor's online casino to be hosted in Alderney, with additional online gaming sites anticipated thereafter. For additional information, please visit www.gaming-group.com.

ABOUT CANTOR G&W (NEVADA), L.P.
Cantor G&W (Nevada), L.P. (Cantor) is an affiliate of Cantor Fitzgerald, L.P., a global financial services holding company, and Cantor Index Limited, a licensed bookmaker in the United Kingdom and a leading financial and sports betting company that offers real-time mission critical transactions over the telephone, online and via its groundbreaking, mobile application.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
NOTE: The foregoing is news relating to GMEI and contains forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to GMEI or its management, including without limitation, GMEI and its subsidiaries, are intended to identify such forward-looking statements. GMEI's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to GMEI's most recently filed Quarterly Report on Form 10-QSB and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by GMEI and is meant purely for informational purposes.


GAMING & ENTERTAINMENT GROUP, INC.
Gregory L. Hrncir
President
(702) 407-2471 x.223
gregory@gaming-group.com